UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2015

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2015, the Board of Directors of ULURU Inc. (the “Company”) expanded the size of the Board of Directors (the “Board”) of the Company to five directors and appointed Bradley J. Sacks to fill the vacancy.  Mr. Sacks was appointed pursuant to the terms of a letter agreement dated July 27, 2015 (the “Letter Agreement”) between the Company, on the one hand, and Clermont Corporate Services Limited as Trustee of The Punch Trust (“TPT”) and Michael I Sacks (“M. Sacks”), on the other hand.

Pursuant to the terms of the Letter Agreement, the Company agreed to expand the size of the Board to five directors and to immediately appoint Bradley J. Sacks to fill the vacancy.  Mr. Sacks is an investor and advisor, and has been since 2009 the managing member of Centric Capital Ventures LLC, a private investment entity.  Centric Capital has a 50% ownership position in a company that has licensed the rights to Altrazeal® for distribution in South Africa.  From 2006 to 2009, Mr. Sacks was the Managing Director, Global Head of Technology, Media and Telecom M&A, of Bank of America Securities.

In addition, the Company agreed to expand the Board to six directors effective as of the date of the Company’s 2015 Annual Meeting of Stockholders and to include Robert F. Goldrich as a nominee of the Board, along with Bradley J. Sacks and such additional nominees as selected by the Board, at the 2015 Annual Meeting of Stockholders.  As part of the Letter Agreement, M. Sacks and TPT agreed to terminate the provisions of their Stockholders Agreement dated April 2, 2015 with IPMD GmbH under with TPT, M. Sacks and IPMD GmbH agreed to vote their shares of common stock of the Company collectively.  The Letter Agreement does not obligate any of the Company, TPT, or M. Sacks with respect to the 2016 Annual Meeting of Stockholders or afterwards.

Item 7.01	Regulation FD Disclosure

On July 28, 2015, the Company issued a press release entitled “ULURU INC. ANNOUNCES THE SCHEDULE FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND THE APPOINTMENT OF BRADLEY J. SACKS TO THE BOARD OF DIRECTORS”.  A copy of the press release is attached hereto as Exhibit 99.

The information set forth in this Item 7.01 and Exhibit 99 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Company’s Board of Directors has determined that the 2015 Annual Meeting of the Stockholders will be held on Friday, September 25, 2015 at 10:00 a.m., Central Daylight Time at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001, (214) 905-5145.

In accordance with the provisions of the Company’s bylaws, the Board of Directors has fixed the close of business on July 31, 2015, as the record date for the determination of the holders of the shares of our Common Stock entitled to notice of, and to vote at, the 2015 Annual Meeting of Stockholders, and at any adjournment or postponement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99	Press Release issued by ULURU Inc. dated July 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: July 28, 2015	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99	Press Release issued by ULURU Inc. dated July 28, 2015.